Exhibit 99.3

Neustar Launches $250 Million Share Repurchase Program

STERLING, VA, May 2, 2013 — Neustar, Inc. (NYSE: NSR) announced that its Board of Directors has authorized a share repurchase program for up to $250 million of its Class A common shares beginning May 7, 2013 through December 31, 2013. Purchases completed under the stock trading plan will be in accordance with guidelines specified under Rule 10b5-1 and Rule 10b-18 of the Securities and Exchange Act of 1934. Concurrent with this authorization, the company has terminated its current share repurchase program which has remaining $51.7 million. Prior to the termination, the Company repurchased $248.3 million of its common stock at an average purchase price of $31.07, plus commissions.

About Neustar, Inc.

Neustar, Inc. (NYSE: NSR) is a trusted, neutral provider of real-time information and analysis to the Internet, telecommunications, information services, financial services, retail, media and advertising sectors. Neustar applies its advanced, secure technologies in location, identification, and evaluation to help its customers promote and protect their businesses. More information is available at www.neustar.biz.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the company’s expectations, beliefs and business results in the future, such as the duration of the repurchase program. The company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes” and variations of these words and similar expressions. Similarly, statements herein that describe the company’s business strategy, prospects, opportunities, outlooks, objectives, plans, intentions or goals are also forward-looking statements. The company cannot assure you that its expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. These potential risks and uncertainties include, among others, general economic conditions in the regions and industries in which the company operates; the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as disruptions to the company’s operations, modifications to or terminations of its material contracts, the financial covenants in the company’s secured credit facility and their impact on the company’s financial and business operations; the company’s indebtedness and the impact that it may have on the company’s financial and operating activities and the company’s ability to incur additional debt; the variable interest rates borne by the company’s indebtedness and the effects of changes in those rates; its ability to successfully identify and complete acquisitions, integrate and support the operations of businesses the company acquires, increasing competition, market acceptance of its existing services, its ability to successfully develop and market new services, the uncertainty of whether new services will achieve market acceptance or result in any revenue, and business, regulatory and statutory changes in the communications industry. More information about risks factors, uncertainties and other potential factors that could affect the company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, the company’s most recent Annual Report on Form 10-K and subsequent periodic and current reports. All forward-looking statements are based on information available to the company on the date of this press release, and the company undertakes no obligation to update any of the forward-looking statements after the date of this press release.

Contacts

Investor Relations Contact Dave Angelicchio (571) 434-3443 InvestorRelations@neustar.biz	Media Contact Kim Hart (202) 533-2934 Kim.Hart@neustar.biz